Exhibit 99.1

Nuverra Financial Performance

BASE CASE

	FY2016	FY2017				
	Q4	Q1	Q2	Q3	Q4	Full Year
$ in millions						
Revenues	**35.5**	**43.2**	**46.4**	**50.8**	**57.2**	**197.6**
Cost of Goods Sold	41.9	48.6	50.1	52.7	56.8	208.1
Gross Profit	**(6.4)**	**(5.4)**	**(3.7)**	**(1.9)**	**0.4**	**(10.6)**
Gross Margin	*(18.0%)*	*(12.6%)*	*(7.9%)*	*(3.8%)*	*0.8%*	*(5.4%)*
Selling, General & Administrative	6.049	6.6	6.7	7.5	7.9	28.6
Operating Income	**(12.4)**	**(12.0)**	**(10.4)**	**(9.4)**	**(7.5)**	**(39.2)**
Operating Margin	*(35.1%)*	*(27.9%)*	*(22.3%)*	*(18.5%)*	*(13.0%)*	*(19.9%)*
Other Non-Operating Expense	5.273	(0.0)	(0.0)	(0.0)	(0.0)	(0.2)
Depreciation	14.412	14.5	14.5	14.6	14.7	58.3
EBITDA	**(3.3)**	**2.5**	**4.2**	**5.3**	**7.3**	**19.2**
Adjustments	5.7	0.3	0.3	0.3	0.3	1.1
Adjusted EBITDA	**2.4**	**2.7**	**4.5**	**5.5**	**7.6**	**20.3**
Adjusted EBITDA Margin	6.7%	6.3%	9.6%	10.9%	13.3%	10.3%
Capital Expenditure	**0.6**	**2.3**	**1.3**	**3.2**	**3.2**	**10.0**

UPSIDE CASE

	FY2016	FY2017				
	Q4	Q1	Q2	Q3	Q4	Full Year
$ in millions						
Revenues	**35.5**	**45.9**	**49.3**	**53.8**	**61.4**	**210.4**
Adjusted EBITDA	**2.4**	**5.5**	**7.3**	**8.6**	**11.7**	**33.1**
Adjusted EBITDA Margin	6.7%	11.9%	14.8%	16.0%	19.1%	15.7%

Nuverra
Environmental Solutions